PLEDGE AND SECURITY AGREEMENT



         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement") is dated as of July 24, 1996, by and among ARC Capital, a California corporation (the "Pledgor"), ARC Subsidiary, Inc., an Oregon corporation ("Subsidiary"), Ventek, Inc., an Oregon corporation (the "Secured Party"), and Solin & Associates P.C.
("Pledge Holder").

                                                WITNESSETH:

         WHEREAS, the Pledgor is the owner of 1,000 shares of common stock (the "Stock") issued by Subsidiary, constituting 100% of the issued and outstanding capital stock of Subsidiary;

         WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith by and among ARC Capital, Ventek, Inc., Rodger Van Voorhis, Doug Hickman, Ken Winder and Tom Thompson (the "Asset Purchase Agreement"), Pledgor purchased and assigned to Subsidiary all the Assets of the Secured Party (the "Asset Purchase");

         WHEREAS, in consideration for the Asset Purchase Pledgor issued to the Seller a Straight Note in the principal amount of $1,000,000 (the "Straight Note") of even date herewith, an SAR Note (the "SAR Note") in the principal amount of $1,125,000 of even date herewith, and a Convertible Note (the "Convertible Note") in the principal amount of $2,250,000 of even date herewith (collectively, the "Notes");

         WHEREAS, the Secured Party has required, as security for the payment of the Notes and the stock appreciation rights issued to Secured Party pursuant to that certain SAR Agreement of even date herewith by and between ARC Capital and Ventek, Inc. (the "SARs"), that the Pledgor pledge 1,000 shares of Stock (the "Pledged Shares"), and grant to Secured Party a security interest in the Pledged Shares;

         WHEREAS, Secured Party has required, as further security for the payment of the Notes and SARs, that Subsidiary grant to Secured Party a security interest in all of the Assets and Additional Collateral (defined below);

         NOW, THEREFORE, in consideration of the premises, the Pledgor and Subsidiary hereby agree as follows:


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                                                    1.

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         SECTION 1.                 Capitalized Terms and Definitions.

         All capitalized terms not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         "Additional Collateral" shall mean all technology and intellectual property used, developed or acquired by Subsidiary from the date of this Agreement until the payment of the Notes.

         SECTION 2.                 Security Interest.

                  (a) The Pledgor hereby pledges to Secured Party, and grants to Secured Party a security interest in, the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                  (b) Subsidiary hereby grants to the Secured Party a present and continuing security interest in all the Assets and all the Additional Collateral.

         SECTION 3. Security for Obligations. This Agreement secures the payment of all the Pledgor's obligations under the Notes whether for principal, interest, fees, expenses or otherwise and the SARs.

         SECTION 4.                 Delivery of Pledged Shares.  Pledgor shall
                                    --------------------------
deliver all of the certificates evidencing shares of Stock to the Pledge Holder. The Pledged Shares shall bear a legend indicating that the Pledged Shares have been pledged pursuant to this Agreement and shall be in suitable form for transfer by delivery by Pledge Holder to Secured Party, or shall be accompanied by duly executed instruments of transfer or assignment in blank for completion following delivery of the Pledged Shares to the Secured Party, if and when required hereby, all in form and substance satisfactory to Secured
Party.

         SECTION 5. Further Assistance. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to protect any security interest granted hereby or to enable Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Pledged Shares or Assets or Additional Collateral.

         SECTION 6. Remedies Upon Default. In the event of an "Event of Default," as defined in the Notes (an "Event of Default"), the Secured Party, in its sole discretion and in

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addition  to the  rights  and  remedies  at law or in equity or  otherwise,  may deliver to Pledgor, Subsidiary and Pledge Holder a written notice specifying the default (the "Notice of Default"). Fifteen (15) days following the date upon which the Pledge Holder, Pledgor and Subsidiary receive the copy of the Notice of Default, unless the Pledge Holder receives an order or injunction from a court (a "Restraining Order") instructing the Pledge Holder not to deliver the Pledged Shares to the Secured Party or the Pledgor or Subsidiary has cured such an Event of Default, the Pledge Holder shall, and is hereby irrevocably instructed to, deliver to Secured Party all the Pledged Shares, and the Pledgor and Subsidiary shall deliver to the Secured Party all of the Assets and Additional Collateral, in accordance with instructions to be set forth in the Notice of Default.

         Upon Secured Party's receipt of the Pledged Shares from the Pledge Holder, Secured Party shall have the right to register the Pledged Shares or any portion thereof, at Secured Party's sole expense, in the name of the Secured Party and/or sell or otherwise dispose of the Pledged Shares in accordance with
Section 7 below.

         In the event that a Restraining Order is served upon the Pledge Holder on a timely basis, Pledge Holder shall continue to hold the Pledged Shares and Subsidiary shall continue to hold the Assets and the Additional Collateral until
(i) a written instruction to release the Pledged Shares, Assets and Additional Collateral (a "Release Notice"), executed either by the court of applicable jurisdiction or jointly by the Secured Party and Pledgor is received by Pledge Holder, or (ii) the Restraining Order is overturned, or is lifted or invalidated, in which case Pledge Holder shall deliver all the Pledged Shares and Pledgor shall deliver all the Assets and Additional Collateral to the party identified in the Release Notice in accordance with instructions to be set forth in the Release Notice.

         SECTION 7. Sale Upon Default. Pledgor and Secured Party acknowledge and agree that the Pledged Shares are restricted, unregistered stock that is difficult to value and for which no public market exists. The parties further agree that the Pledged Shares are not subject to sale in a "recognized market" as that term is described in ORS 79.5040. Pledgor and Secured Party wish to agree to reasonable standards for conducting a commercially reasonable sale of the Pledged Shares. Without limiting rights and remedies otherwise available to Secured Party, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:


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                                                    3.

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                  (a)      The sale may be either a public or private sale
pursuant to U.C.C. ss.9-504 at Secured Party's discretion, and that it may be for all or any portion of the Pledged Shares.

                  (b) Secured Party shall set a date for public sale of the Pledged Shares, or a date after which a private sale may occur, which date shall not be less than 30 days after the date of notice of the sale is given to Pledgor, and shall send written notification to Pledgor in advance regarding the date and time of the public sale, or the date after which a private sale may occur.

                  (c) Any public sale shall take place at a site in Oregon selected by Secured Party.

                  (d) Immediately upon request, Pledgor shall provide Secured Party with information requested by Secured Party for compliance with state or federal securities laws.

                  (e) At any sale of any of the Pledged Shares, Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.

                  (f) Secured Party shall ensure that any sales hereunder will be in compliance with applicable federal and state securities laws.

         SECTION 8.                 Voting Rights; Dividends; Etc.

                  (a)      Until an Event of Default occurs:

                           (i)      The Pledgor shall be entitled to exercise
any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof.

                           (ii)     The Pledgor shall be entitled to receive
and retain any and all dividends paid in respect of the Pledged Shares.

                  (b) Effective at such time as there is an Event of Default and thereafter during the continuance of an Event of
Default:

                           (i)      All rights of the Pledgor to exercise the
voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividend payments which he would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to

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exercise  such  voting and other  consensual  rights and to reserve  and hold as pledged collateral such dividend payments.

                           (ii)     All dividend payments which are received
by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to Secured Party as pledged collateral in the same form as so received (with any necessary endorsement).

         SECTION 9.                 Transfers and Other Liens.  The Pledgor
                                    -------------------------
and Subsidiary agree that they will not (i) sell or otherwise dispose of any of the Pledged Shares, Assets or Additional
Collateral or grant any option with respect to the Pledged
Shares without the prior written consent of the Secured Party, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Shares, Assets or Additional Collateral except for the security interests under this Agreement or liens which are junior to the rights of the Secured Party.

         SECTION 10.                Amendments, Waivers and Consents.  No
                                    --------------------------------
amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor or Subsidiary herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 11. Notices. Any notice or other communication required or contemplated by this Agreement shall be in writing and shall be effective upon delivery of the same in person or by fax to the intended addressee, or five days after deposit of the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or one day after deposit with Federal Express or similar overnight carrier, next day delivery, sent to the intended addressee at the fax or address, as applicable, given on the signature page of this Agreement or at such other fax number or address as the addressee shall have designated by written notice given in accordance herewith and actually received by the other party at least five days in advance of the date upon which such change shall be effective.

         SECTION 12. Continuing  Security  Interest;  Release of Pledged Shares,
Assets and Additional Collateral. This Agreement shall create a continuing security interest in the Pledged Shares, Assets and Additional Collateral and shall (i) remain in full force and effect until release of the security interest in the Pledged Shares, Assets and Additional Collateral pursuant to the terms of
Section 13 of this

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Agreement;  (ii) be binding upon the Pledgor,  Subsidiary and their assigns; and
(iii) inure to the benefit of the Secured Party and its respective transferees and assigns.

         SECTION 13. Governing Law, Terms. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions and decisions) of the State of Oregon.

         SECTION 14. Return of Pledged Shares and Release of Security Interest in the Assets and Additional Collateral. Upon or concurrently with payment in full of all principal, interest and other obligations due under the Notes, Secured Party shall deliver, or shall cause Pledge Holder to deliver, to Pledgor the Pledged Shares, together with the stock powers, held by Pledge Holder under this Agreement, and Pledge Holder shall deliver to Pledgor the Pledged Shares, together with the stock powers, held by Pledge Holder under this Agreement, and this Agreement shall terminate. Upon or concurrently with payment in full of all principal, interest and other obligations due under the Notes, the Secured Party agrees that at any time and from time to time, at the expense of the Secured Party, the Secured Party will promptly execute and deliver any instruments and documents, including but not limited to a UCC termination statement, and take all further action that may be necessary or desirable, in order to terminate and release any security interest granted or purported to be granted hereby in the Assets and Additional Collateral or otherwise, or to enable Pledgor to recover possession of the Pledged Shares from the Pledge Holder.

         For purposes of this Section 13, payment under the Notes shall mean payment in cash or in Pledgor's Class A common stock and/or elimination of the Pledgor's debt represented by the Notes by Secured Party's exercise of its conversion privileges under the Notes.

         SECTION 15. Pledge Holder. Pledge Holder, by his signature hereto, consents to act as Pledge Holder hereunder upon the express understanding that he shall be solely responsible for the physical holding of the Pledged Shares and shall deliver the Pledged Shares in accordance with the terms of this Agreement.

         It is expressly understood that the duties and obligations of the Pledge Holder are to be strictly limited to the foregoing, and Secured Party and Pledgor hereby indemnify and hold Pledge Holder free and harmless from any and all liability, costs, and expenses, including attorney's fees, incurred by reason hereof. Pledgor hereby acknowledges that the Pledged Shares deposited with Pledge Holder hereunder are deposited at the sole risk of Pledgor. Any administrative fees of Pledge Holder for acting as Pledge Holder hereunder

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                                                    6.

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are deposited at the sole risk of Pledgor.  Any fees of Pledge Holder for acting as Pledge Holder shall be divided between Pledgor and Secured Party. Pledgor further agrees to indemnify and hold Pledge Holder harmless against any and all liability to Secured Party or Pledgor which may result from delivery of the Pledged Shares to the Secured Party in accordance with the provisions of Section 6 of this Agreement.

         Notwithstanding anything to the contrary in this Agreement,

                  (a) Safekeeping of Securities. Pledge Holder will hold the Pledged Shares in a secure place. Pledge Holder shall have no duties to either Pledgor or Secured Party with respect to dividends, voting or other rights relating to the Pledged Shares.

                  (b) Pledge Holder's Standard of Care. In performing any of its duties under this Agreement, Pledge Holder shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or gross negligence and it shall, accordingly, not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its counsel with respect to any questions relating to its duties and responsibilities under this Agreement, and (ii) subject to Section 6, any action taken or omitted in reliance upon the Secured Party's Notice of Default. The Pledge Holder shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the Pledgor and the Secured Party.

                  (c) Resignation of Pledge Holder. Pledge Holder may resign at any time by giving 30 days' advance written notice to Pledgor and Secured Party. Any resignation shall be effective only upon the joint appointment by the Pledgor and Secured Party of a successor pledge holder and the latter's acceptance of the appointment. If no appointment of successor shall be made within 60 days of notice of resignation by Pledge Holder, Pledge Holder, Pledgor or Secured Party may apply to any court of competent jurisdiction to appoint a successor. Upon appointment and acceptance of a successor or successors, each successor shall forthwith, without further act or deed, succeed to all rights and duties of its predecessor under this Agreement. After payment of all amounts due to the predecessor, the predecessor shall promptly deliver to its successor all assets held under this Agreement.

         SECTION 16. Attorney's Fees and Expenses. If any litigation or any other proceeding is commenced in connection with or related to the Agreement, the losing party shall pay the expenses, including but not limited to, the reasonable attorney's fees and expenses, of the prevailing party. The court shall be entitled to pro rate said fees and expenses

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between the parties in the event that a suit or proceeding is successful only in part.

         IN WITNESS WHEREOF, the Pledgor, the Pledge Holder, Subsidiary and Secured Party have each caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:


Ventek, Inc.


By:_________________________
Title:______________________


PLEDGE HOLDER:

Solin & Associates P.C.



By:_________________________
Title:______________________

PLEDGOR:


ARC Capital


By:_______________________
Title:____________________


SUBSIDIARY:

ARC Subsidiary, Inc.



By:_______________________
Title:____________________


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